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Exhibit 10(D)(3)(c)                                                  Page 1 of 5

                               SERVOTRONICS, INC.

                             STOCK OPTION AGREEMENT

                                       FOR

                              NICHOLAS D. TRBOVICH

                               DATED JULY 7, 2000



                  1.       Definitions.

                           As used in this Agreement:

                           (a) "Company" means Servotronics, Inc.

                           (b) "Common Stock" means the common stock, $.20 par
value, of the Company.

                           (c) "Fair Market Value" of a share of Common Stock on
a given date means the average of the highest and lowest quoted sales prices of a share of Common Stock on the American Stock Exchange on that date or, if no such shares were traded on the American Stock Exchange on that date, on the next preceding date on which such shares were so traded. However, if shares of Common Stock have not been traded on the American Stock exchange for more than ten days immediately preceding the given date, the Fair Market Value of a share of Common Stock shall be determined by the Committee in such manner as it may deem appropriate.

                           (d) "Option" means the option granted pursuant to
this Agreement to purchase 37,800 shares of Common Stock, which option is intended to be a non-qualified stock option.

                           (e) "Committee" means the Board of Directors of the
Company or any committee of the Board that the Board has appointed.

                           (f) "Date of Grant" means July 7, 2000.

                           (g) "Optionee" means Nicholas D. Trbovich
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Exhibit 10(D)(3)(c)                                                  Page 2 of 5


                  2.       Administration.

                  The Committee shall have all the powers vested in it by the terms of this Agreement to administer this Agreement. The Committee is authorized to interpret this Agreement.

                  3.       Grant of Option.

                           The Company grants to Optionee an option to purchase
37,800 shares of Common Stock pursuant to this Agreement.

                  4.       Terms of Option.

                           (a) The purchase price of each share of Common Stock
subject to the Option is the Fair Market Value of a share of Common Stock on the Date of Grant of the Option, which is $3.8125.

                           (b) The Option may be exercised in whole or in part
from time to time on or after January 7, 2001 provided that the Option shall not be exercisable later than the day preceding the tenth anniversary of the Date of Grant.

                           (c) By executing this Agreement, the Optionee agrees
on behalf of himself, his executor, administrator, heirs, distributees, and transferees that any shares of Common Stock purchased pursuant to the Option are being acquired for investment and not with a view to distribution.

                           (d) To exercise the Option, written notice should be
given to the Secretary of the Company in the form attached to this Agreement.

                           (e) The purchase price of any shares with respect to
which the Option is exercised is payable in full on the date the Option is exercised, in cash or in shares of Common Stock or in a combination of cash and such shares. The value of a share of Common Stock delivered in payment of the purchase price shall be its Fair Market Value on the date the Option is exercised.

                           (f)  Except as otherwise provided in this Section
4(f), no Option shall be transferable otherwise than by will or the laws of descent and distribution, and during an Optionee's lifetime an Option shall be exercisable only by the Optionee. Notwithstanding the foregoing, an Option shall be transferable pursuant to a "domestic relations order" as defined in the
Section 414(p) Internal Revenue Code or Title 1 of the Employee Retirement Income Security Act, or the rules thereunder, and also shall be transferable, without payment of consideration, to (a) immediate family members of the holder (i.e., the Optionee's spouse or former spouse, parents, issue including adopted and "step" issue, or siblings), (b) trusts for the benefit of immediate family members, (c) partnerships whose only partners are such family members, and (d) to any transferee permitted by a rule adopted by the Committee in an individual case. Any transferee will be subject to all of the conditions set forth in the Option prior to its transfer.

                           (g) If the Option has not already expired, it shall
expire upon the death of the Optionee, and no shares of Common Stock may thereafter be purchased pursuant to the Option, except that the Optionee's estate or the person to whom such Optionee's rights under the Option are transferred by will or the laws of descent and distribution or any person to whom the Optionee had transferred the Option before his death may, within one year after the date of the Optionee's death, purchase any shares of Common Stock that the Optionee was entitled to purchase under the Option on the date of his death.
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Exhibit 10(D)(3)(c)                                                  Page 3 of 5


                           Nothing in this subsection shall allow the exercise
of the Option later than the day before the tenth anniversary of the Date of Grant of the Option.

                           (h) The Optionee agrees that from and after the Date
of Grant of the Option and during the term of the Option he will not, unless acting as an officer or employee of the Company or with the prior written consent of the Company, directly or indirectly, engage or participate in, or own, manage, operate, join, or control, or be connected as an officer, director, employee, partner, investor, or otherwise with, any business manufacturing or selling products or services similar to or competing with products or services manufactured or sold by the Company or its subsidiaries or otherwise engage directly or indirectly in competition with the Company or its subsidiaries. The Optionee acknowledges that the remedy at law for any breach by him of the foregoing will be inadequate and that the Company shall be entitled to injunctive relief. Furthermore, the Option shall expire upon any breach by the Optionee of the foregoing. Nothing contained in this Agreement, however, shall prevent the Optionee from purchasing for investment 3 percent or less of any outstanding class of securities of any company whose securities are held by the general public.

                  5.       Adjustment of Shares Available.

                           If there is any change in the number of outstanding
shares of Common Stock of the Company through the declaration of stock dividends or through stock splits, then the number of shares subject to the Option and the purchase price of the shares subject to the Option shall be automatically adjusted. If there is any change in the number of outstanding shares of Common Stock of the Company through any change in the capital account of the Company or through any other transaction referred to in section 424(a) of the Internal Revenue Code, then the number of shares subject to the Option and the purchase price of the shares subject to the Option shall be appropriately adjusted by the Committee, except to the extent the Committee takes other action pursuant to the following paragraph.

                           Notwithstanding the provision of any other Section of
this Agreement, if the Company shall not be the surviving corporation in any merger or consolidation, or if the Company is to sell all or substantially all of its assets, or if the ownership of more than 25 percent of the outstanding shares of Common Stock shall change as the result of a concerted action by one or more persons or corporations or if an attempt is so made to effect such a change of ownership, or if the Company is to be dissolved and liquidated (each such event shall be referred to in this paragraph as a "Corporate Change"), then the Option shall become
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Exhibit 10(D)(3)(c)                                                  Page 4 of 5


exercisable in full as of the Change in Control, and the Committee may, subject to the agreement of the Optionee (i) further accelerate the time at which the Option may be exercised so that the Option may be exercised in full on or before a date fixed by the Committee, (ii) provide for and offer the purchase of the Option to the extent then outstanding for an amount of cash equal to the excess of the Fair Market Value of the shares subject to the Option (which in the event of a change in the ownership of more than 25 percent of the outstanding shares of Common Stock shall not be less than the amount of cash and the fair market value of other consideration tendered for such outstanding shares) over the aggregate purchase price of the shares subject to the Option, (iii) make such adjustments to the Option as the Committee finds appropriate to reflect such Corporate Change, providing such adjustments are not to the disadvantage of the Optionee, or (iv) cause any surviving corporation in such Corporate Change to assume the Option or substitute a new option (of equal or greater value) for such Option.

                  6.       No Right to Continued Employment.

                           Nothing in this Agreement is a conferral upon the
Optionee of additional the rights to continue in the employ of the Company. It is recognized and agreed that the Company's and the Optionee's obligations with respect to the Optionee's continued employment with the Company are contained in a separate agreement dated August 8, 1986, as amended.

                  7.       Rights as Stockholder.

                           No person shall have the rights of a stockholder with
respect to shares of Common Stock subject to the Option until the date of issuance, if any, of a stock certificate pursuant to the exercise of the Option.

                   8.      Regulatory Approvals and Listing.

                           The Company shall not be required to issue any
certificate or certificates for shares of Common Stock upon the exercise of the Option prior to (a) the obtaining of any approval from any government agency that the Company shall, in its sole discretion, reasonably determine to be necessary, (b) the admission of such shares to listing on any stock exchange on which the Common Stock may then be listed, and (c) the completion of any registration or other qualification of such shares under any state or Federal law or rulings or regulations of any governmental body that the Company shall, in its sole discretion, reasonably determine to be necessary or advisable. The Company agrees to use its best efforts to accomplish the above expeditiously and at no cost to the Optionee.
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Exhibit 10(D)(3)(c)                                                  Page 5 of 5


                  9.       Satisfaction of Tax Liabilities.

                           The Company shall not be required to issue any
certificate for shares of Common Stock upon the exercise of the Option unless any Federal, state, or local tax withholding obligation incurred by the Company in connection with the exercise of the Option has been provided for by the Optionee through the Optionee's delivery of a sufficient amount of cash or shares of Common Stock to the Company or through the Company's retention of shares of Common Stock otherwise issuable on the exercise of the Option.

                           The value of a share of Common Stock delivered or
retained to provide for the tax withholding obligation incurred by the Company shall be its Fair Market Value on the date the Option is exercised.

                  10.      Amendment

                           The Board of Directors of the Company may amend the
Agreement in any respect, provided, however, no amendment of the Plan shall adversely affect any right of the holder of an option already granted without such optionee's written consent.

                  11.      Construction.

                           This Agreement shall be construed in accordance with
the law of the State of Delaware.

                                                 SERVOTRONICS, INC.

                                                 By  /s/ Lee D. Burns
                                                     --------------------------
                                                        Lee D. Burns
                                                        Secretary and Treasurer


                                                     /s/ Nicholas D. Trbovich
                                                     --------------------------
                                                         Nicholas D. Trbovich